Exhibit 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (File No. 33-93842) of our report dated March 8, 1996 included in PC Etcetera, Inc's Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

New York, New York
May 16, 1996